EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       FOR
                                    IVG CORP.

                                    ARTICLE I

         The name of this corporation is IVG Corp. (the "Corporation").

                                   ARTICLE II

         The Corporation shall have perpetual existence.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The number of shares which the Corporation shall have authority to issue is 300,000,000 shares of common stock, par value $0.0001.

                                    ARTICLE V

         The stockholders of the Company shall not have preemptive rights to subscribe to further shares of stock.

                                   ARTICLE VI

         Cumulative voting is not permitted in any election of directors.

                                   ARTICLE VII

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. Its registered agent at such address is Corporation Trust Company.

                                  ARTICLE VIII

         The names and addresses of the initial directors of the Corporation are as follows:

         Elorian Landers
         30 Farrell Ridge
         Sugar Land, Texas  77478

         Eden Kim
         10715 Orline Court
         Cupertino, California 94015

         Thomas McCrimmon
         3816 West Linebaugh Ave., Suite 408
         Tampa, Florida  33624

         Edward Orlliac
         P.O. Box 6-8990
         Panama, Republic of Panama

         Thomas G. Gruenert
         7707 Fannin, Suite 203
         Houston, Texas 77054


                                   ARTICLE IX

         The name and mailing address of the incorporator of the Corporation is Lawrence B. Mandala, 1717 Main Street, Suite 4100, Dallas, Texas 75201.

                                    ARTICLE X

         The power to adopt, amend or repeal By-laws shall be vested in the Corporation's board of directors and its stockholders.

         IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of February, 2001 and affirm the statements contained herein as true under penalties of perjury.



                                                /S/ LAWRENCE B. MANDALA
                                                -------------------------------
                                                LAWRENCE B. MANDALA
                                                Incorporator

                                       2